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Paper documents are not accepted.
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Colorado Secretary of State
ID#: 20101361183
Document #: 20251438173
Filed on: 04/18/2025 06:32:52 PM
Paid: $25.00

Amended and Restated Articles of Incorporation
filed pursuant to §7-90-301, et seq. and §7-110-107 and §7-90-304.5 of the Colorado Revised Statutes (C.R.S.)

1.	F or the entity, its ID number and entity name are

	ID number	20101361183
(Colorado Secretary of State ID number)

	Entity name	Carriage House Event Center, Inc.

2.	The new entity name (if applicable)	Zhongheis Brand Yunjigou Technology Inc.

3.	The amended and restated constituent filed document is attached.

4.	I f the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

5.	(C aution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are 05/12/2025 07:00 PM (mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

6.	The t rue name and mailing
address of the individual causing
the document to be delivered for
filing are

XU	XIANG
(Last)	(First)	(Middle)	(Suffix)

4848 LAKEVIEW AVE
(Street name and number or Post Office Box information)
STE 201A

YORBA LINDA	CA	92886
(City)	(State)	(Postal/Zip Code)
United States
(Province – if applicable)	(Country – if not US)

AMDRST_PC                                                              Page 1 of 2 Rev.                                                                                                       12/16/2016

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☒This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

AMDRST_PC                                                              Page 1 of 2 Rev.                                                                                                       12/16/2016

ATTACHMENT TO ARTICLES OF AMENDMENT

ARTICLES OF INCORPORATION FOR A PROFIT CORPORATION OF

CARRIAGE HOUSE EVENT CENTER, INC.

That Section 2 shall be amended as follows:

     2. The principal office address of the corporation’s initial principal office is Street address

20th Floor, Building 23, Tian'an Science Park, Panyu District
(Street number and name)

Guangzhou	N/A	511400
(City)	(State)	(Zip/PostalCode)

Guangdong	P.R. China
(Province – if applicable)	(Country)

That Section 5 shall be amended as follows:

5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

(If the following statement applies, adopt the statement by marking the box and enter the number of shares.)

☒ The corporation is authorized to issue _ 1,000,000,000_ common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ Additional information regarding shares as required by section 7- 106- 101, C.R.S., is included in an attachment.

(Caution: At least one box must be marked. Both boxes may be marked, if applicable.)